Exhibit 10.12

INVENTORY PURCHASE AGREEMENT

THIS INVENTORY PURCHASE AGREEMENT is made and entered into as of the 10 day of May, 2015 (this "Agreement") by and among GrowGeneration Pueblo Corp., a Colorado Corporation ("Buyer") and Happy Grow Lucky LLC, a Colorado Corporation ("Seller" and together with the Buyer, the "Parties").

RECITALS

A.           Seller currently owns certain inventory at its store located at 26591 Main Street, Conifer CO 80433, which inventory is set forth in detail on Schedule A to this Agreement (collectively the "Inventory").

B.          Seller desires to sell the Inventory to the Buyer and Buyer desires to purchase the Inventory from Seller pursuant to the terms and conditions of this Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.          Sale and Purchase of Inventory.

1.1          Sale of Inventory. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Seller will sell, convey, transfer and assign to Buyer, and Buyer will purchase and accept from Seller, all right, title and interest in and to all of the Inventory set forth on Exhibit A (collectively, the "Purchased Inventory"), free and clear of any and all liens, encumbrances, claims, charges, security interests, rights of Seller and/or any third party, rights of redemption, equities, and any other restrictions or limitations of any kind or nature whatsoever (collectively, "Liens").

1.2          Purchase Price and Payment. As consideration for the Purchased Inventory, at the Closing, Buyer shall pay to Seller, cash in the amount of the actual cost to Seller of the Purchased Inventory as reflected on Schedule A (the "Purchase Price") to Seller by bank check or wire transfer of immediately available funds to an account identified in writing by Seller to Buyer.

1.3          Closing Date. Subject to Section 4, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place at such date, time and place as may be agreed upon by the Parties (the "Closing Date") but in any event, no later than seven (14) business days following the execution the Consulting and Inventory Purchase Agreement.

1.4          Method of Conveyance Transfer and Assumption. Upon payment of the Purchase Price, the sale, transfer, conveyance, and assignment by Seller of the Purchased Inventory to Buyer in accordance with Section 1.1 shall be effected at the Closing by Seller's execution and delivery of a Bill of Sale in the form attached hereto as Exhibit B and delivery of the Purchased Inventory to the Buyer.

Section 2.          Liabilities. Buyer is not assuming any debts, obligations or liabilities of Seller whatsoever, whether known or unknown, actual or contingent, presently existing or arising in the future, which shall remain the responsibility of Seller.

Section 3.          Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer:

3.1          Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller has all requisite power and authority to own its properties and Inventory and conduct its business as such business is now conducted.

3.2          Authorization. Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transaction contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

3.3          Title to Purchased Inventory. Seller has good and marketable title to all of the Purchased Inventory, free and clear of Liens. Upon consummation of the transaction contemplated hereby, Buyer will acquire good and marketable title to all of the Purchased Inventory, free and clear of all Liens.

3.4          Purchased Inventory Seller has inspected the Purchased Inventory and thereby accepts the physical condition of the Purchase Inventory "as is". The pricing of the Purchase Inventory on Schedule A reflects the actual cost of and price paid for such Purchased Inventory

Section 4.          Conditions to Closing.

4.1          Conditions to Obligations of Buyer.

(a)          The representations and warranties of Seller contained in this Agreement shall be true in all material respects on the date hereof and on the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)          No suit, action or other proceeding shall be pending before any court or governmental agency to restrain or prohibit the consummation of the transaction provided for herein or to obtain damages or other relief in connection with this Agreement or the consummation of such transactions.

(c)          Seller shall deliver at closing shareholder resolutions authorizing and approving the Inventory Purchase Agreement.

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Section 5.          Termination.

5.1          Termination of the Agreement. Buyer may terminate this Agreement prior to Closing by giving written notice to Seller in the event that Seller is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach is not cured within five (5) days following delivery by Buyer to Seller of written notice of such breach.

5.2          Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, all obligations of each Party hereunder shall terminate without any liability of any Party to any other Party.

Section 6.          General Provisions.

6.1          Further Assurances. From time to time after the date hereof, Seller shall execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment, consent, assurance, power of attorney, and other such instruments as may be reasonably requested by Buyer in order to vest in Buyer all right, title, and interest in and to the Purchased Inventory. The Parties shall each provide the other with such assistance as may be reasonably requested by the other in connection with this transaction.

6.2          Expenses. Except as otherwise provided herein, each Party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

6.3          Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Colorado without giving effect to the conflict of laws rules thereof.

6.4          Entire Agreement; Amendment and Waiver. This Agreement and all exhibits hereto set forth the entire understanding of the Parties with respect to the subject matter hereof and may be modified only by a written instrument duly executed by each Party. Except as herein expressly provided to the contrary, no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the Party who might assert such breach.

6.5          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6.6          Headings. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

6.7          Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the Party to whom addressed or when sent by facsimile (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the Parties, their successors in interest, or their assignees at such addresses as the Parties may designate by written notice.

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6.8          Assignment; Binding Effect. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any Party without the prior written consent of the other Parties. Except as provided in the previous sentence, this Agreement and all of the rights and obligations hereunder shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. Any attempted assignment in violation of this Agreement shall be null and void.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

BUYER:

GROWGENERATION PUEBLO CORP.

By:	/s/ Darren Lampert
Name:	Darren Lampert
Title:	CEO

SELLER:

HAPPY GROW LUCKY LLC.

By:	/s/ Lindsay Schmitt
Name:	Lindsay Schmitt
Title:	Owner

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Exhibit B

BILL OF SALE

This BILL OF SALE (this "Bill of Sale") is dated as of May 10, 2015 from Happy Grow Lucky LLC. to GrowGeneration Pueblo Corp.

RECITALS

A.          Seller and Buyer are parties to an Inventory Purchase Agreement, dated as of May       , 2015 (the "Purchase Agreement").

B.          Pursuant to the Purchase Agreement, Buyer is purchasing from Seller the Purchased Inventory referred to in Section 1.1 of the Purchase Agreement.

C.          Seller has agreed, pursuant to Section 1.4 of the Purchase Agreement, to execute and deliver this Bill of Sale to Buyer for the purpose of transferring to and vesting in Buyer title to the Purchased Inventory, which Seller is selling to Buyer pursuant to the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.          Seller does hereby sell, transfer, assign and vest in Buyer, its successors and assigns forever, all of its right, title and interest in and to the Purchased Inventory referred to in. Section 1.1 and set forth on Schedule A of the Purchase Agreement.

2.          Seller hereby constitutes and appoints Buyer, its successors and assigns, as Seller's true and lawful attorney, with full power of substitution, in Seller's name and stead, on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Purchased Inventory and to give receipts and releases for and in respect of the Purchased Inventory, or any part thereof; and from time to time to institute and prosecute in Seller's name, at the sole expense and for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors and assigns, may reasonably deem necessary for the collection or reduction to possession of any of the Purchased Inventory.

3.          Seller hereby covenants that, except as provided in the Purchase Agreement, from time to time after the delivery of this instrument, at Seller's sole cost and expense, it will, at the reasonable request of Buyer, do such further acts and execute and deliver such further documents regarding its obligations hereunder as may be required for the purpose of (i) accomplishing the purposes of this Bill of Sale and (ii) assuring and confirming unto the other parties the validity of any documents of conveyance.

4.          This Bill of Sale shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Nothing in this Bill of Sale shall be deemed to create or imply any right or benefit in any person other than Buyer or Seller, or their respective successors and assigns.

5.          This Bill of Sale is subject to the terms and conditions of the Purchase Agreement and shall be governed and enforced in accordance with the laws of the State of Colorado without giving effect to the conflict of law rules thereof.

6.          Nothing in this Bill of Sale shall alter any liability or obligation of Seller arising under the Purchase Agreement, which shall govern the representations, warranties and obligations of the parties with respect to the Purchased Inventory. The representations and warranties set forth in the Purchase Agreement shall survive the execution of this Bill of Sale.

7.          This Bill of Sale may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

IN WITNESS WHEREOF, this Bill of Sale has been executed under seal as of the day and year first written above.

By:	/s/ Lindsay Schmitt
Name:	Lindsay Schmitt
Title:	Owner

BILL OF SALE

This BILL OF SALE (this "Bill of Sale") is dated as of May 10, 2015 from Happy Grow Lucky LLC. to GrowGeneration Pueblo Corp.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.         On the terms and subject to the conditions set forth in this Bill Of Sale Seller will convey ,transfer ,and assign to the Buyer all right, title and interest in and to all of the Assets set forth on Exhibit A, free and clear of any and all liens, encumbrances, security interests of any kind or nature whatsoever. As consideration for the purchased Assets Buyer shall pay to the Seller the amount of $5,000 to be paid at the closing.

2.         Seller hereby constitutes and appoints Buyer, its successors and assigns, as Seller's true and lawful attorney, with full power of substitution, in Seller's name and stead, on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Purchased Assets and to give receipts and releases for and in respect of the Purchased Assets, or any part thereof, and from time to time to institute and prosecute in Seller's name, at the sole expense and for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors and assigns, may reasonably deem necessary for the collection or reduction to possession of any of the Purchased Assets.

3.         Seller hereby covenants that at Seller's sole cost and expense, it will, at the reasonable request of Buyer, do such further acts and execute and deliver such further documents regarding its obligations hereunder as may be required for the purpose of (i) accomplishing the purposes of this Bill of Sale and (ii) assuring and confirming unto the other parties the validity of any documents of conveyance.

4.         This Bill of Sale shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Nothing in this Bill of Sale shall be deemed to create or imply any right or benefit in any person other than Buyer or Seller, or their respective successors and assigns.

5.         This Bill of Sale is subject to and shall be governed and enforced in accordance with the laws of the State of Colorado without giving effect to the conflict of law rules thereof.

IN WITNESS WHEREOF, this Bill of Sale has been executed under seal as of the day and year first written above.

By:	/s/ Lindsay Schmitt
Lindsay Schmitt
Owner

CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of April 10, 2015 (this "Agreement") by and between GrowGeneration Pueblo Corp., a Colorado Corporation (the "Company") and ("Consultants") Lindsay Schmitt and Cody Schmitt individuals residing at                          Colorado.

RECITALS

WHEREAS, the Company wishes to engage the Consultants to provide services to the Company, and the Consultants wish to be so engaged and to provide such services, on the terms and provisions, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Engagement and Services.

1.1        The Company agrees to and does hereby engage the Consultants, and the Consultants agree to and does hereby accept engagement by the Company to (i) to maximize awareness of the Company's brand, stores and products; (ii) identify strategic partners, growers and other potential customers for the Company; and (iii) negotiate and close on sales of the Company's products to growers and other potential customers (which growers and potential customers identified by the Consultant shall be defined as "New Clients" herein). For purposes of this Agreement, New Clients shall not include any customers or clients with whom the Consultants or Happy Grow Lucky have done business prior to the closing of this Agreement (ie the customers identified on Exhibit A). The Consultants services described in this section may be provided remotely by telephone, email or other similar means.

1.2        The Consultants shall deliver a list of all Happy Grow Lucky customers to the Company upon the closing of the Inventory Purchase and execution of this Agreement, a copy of which shall be attached hereto as Exhibit A. The Consultants hereby authorizes the Company to contact and/or transact business with any of such customers.

1.3        The names and date of initial contact with all New Clients shall be delivered in writing to the COO of the Company. If approved by the Company's COO, the Consultants shall be eligible to earn sales compensation for sales of goods and/or services by the Company to the approved New Clients as provided in Section 3.2 of this Agreement. New Clients not approved or denied by the Company within five (5) business days of submission shall be deemed approved. Approval shall not be unreasonably withheld. The Consultants services described in the Section may be provided remotely by telephone, email or other similar means.

1.4        The Company shall provide the Consultants with marketing support, including online and print materials, to assist the Consultants in its duties hereunder.

1.5        The Consultants shall render to the Company the services described above, with respect to which the Consultants shall apply its best efforts and attention to perform its duties hereunder and advance the interests of the Company. The Consultants shall report to the Chief Operating Officer and such other persons as the Chief Operating Officer may direct .The Consultants will be deemed to have fulfilled their obligations under this Section 1.5 if they collectively spend at least 20 hours per month performing the services described in Section 1.1

1.6        The Consultants represent and warrant that all information relating to the Company and its products, including brands, description and prices that Consultants delivers to potential customers shall be complete and accurate in all material respects.

1.7        The Company reserves the right to approve in advance any use or reference to the Company's name, likeness, image or brand in any way.

1.8        The Consultants are not authorized or entitled, nor does its have the right to bind or commit the Company (legally or otherwise) to any agreement. Any and all agreements or arrangements with third parties binding or committing the Company shall be set forth in a written document executed by an authorized representative of the Company and the Company shall be solely responsible for all obligations under such agreements.

2.        Term; Engagement Period. The Term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year. The period during which Consultants shall serve in such capacity shall be deemed the "Term" or the "Engagement Period" and shall hereinafter be referred to as such.

3.        Compensation.

3.1       During the twelve (12) months of the Engagement Period, the Company shall pay the Consultants compensation of $420 per month each.

3.2        For the referral of New Clients and new business by the Consultants during the Engagement Period and in consideration of the Consultant’s having entered into this agreement, the Company agrees to pay consultants compensation equal to 25% of the gross profit on all goods and services sold by the Company to the New Clients. Gross profit shall mean the total dollar amount of all sales generated from sales to New Clients at their invoiced price, less amounts for cost of goods sold, credit card processing fees, sales discounts, customer deductions and returns. Gross profit will be calculated each month and paid to the Consultants by the 10th day of the month following the month in which such sales were made. Consultants, or their representative, shall be given reasonable access to applicable Company cost and sales records for audit purposes upon five (5) business days prior written notice, and during normal business hours."

3.3        All business expenses are subject to a prior written approval by the Company's COO.

4.        Relationship. Consultants shall be independent contractors and not an employees of the Company. The Contractors shall pay all expenses related to Contractors services hereunder, including insurance, license and permit fees related to Contactor's business. Notwithstanding the foregoing, the Company may (but shall not be obligated) to pay or reimburse the Contractors for some expenses, provided however that any expenses must first be agreed in writing (including by email) by the Company to be eligible for reimbursement. The Contractors shall be responsible to pay all city, state, county and federal taxes for compensation earned hereunder. This Agreement shall not be construed to create between the Company and Consultants the relationship of principal or agent, employer and employee, joint ventures or co-partners.

5.        Non-Circumvent; Non-Compete; Confidentiality. During the Term of this Agreement, the Company may introduce the Consultants to its employees, management, and individuals and companies who may be potential clients or customers of the Company. The Consultants hereby agree that it will not make any contract  or contact with, deal with, or otherwise engage in any commercial transaction with any of such Persons without the written permission of the Company. The Consultants further agree that it will not hire, engage or otherwise enter into a commercial transaction with any officer, director, employee or consultant of the Company during the Term of this Agreement and for a period of two (2) years after the Termination of this Agreement without the prior written consent of the Company. The Consultant covenants and agrees that during the Term of this Agreement and a period of two (2) years thereafter, the Consultant shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, member, partner, lender, consultant, officer, director, agent, supplier, distributor or otherwise) any business which is competitive with the business of the Company or any of its subsidiaries or affiliates, or, directly or indirectly, induce or influence any person that has a business relationship with the Company or any of its subsidiaries or affiliates to discontinue or reduce the extent of such relationship. The Consultants agree to keep confidential all written information relating to the Company's pricing, products, planning, marketing strategies, ideas, know-how, customers, suppliers, sales estimates, business plans, client lists, profit margins, media lists, databases, formulas and any other information and to not disclose any of same to any party

6.        Termination. This Agreement may be terminated prior to the end of the Engagement Period by either party on sixty 60 days written notice to the other party. In the event that this Agreement is terminated, all obligations of the parties, except for the payment provisions of Sections 3.1 and 3.2, which shall continue for the entire Engagement Period of this Agreement, shall thereupon immediately terminate.

7.        General Provisions.

7.1        Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

7.2        Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Consultants may not assign any of their rights or duties hereunder except upon the prior written consent of the CEO of the Company.

7.3        Applicable Law. IRRESPECTIVE OF THE PLACE OF EXECUTION OR PERFORMANCE, THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL BE INTERPRETED, GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH AND UNDER THE LAWS OF THE STATE OF COLORADO APPLICABLE TO AGREEMENTS ENTERED INTO AND WHOLLY PERFORMED THEREIN WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PROVISIONS. THE PARTIES CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO AND THE UNITED STATES DISTRICT COURT FOR THE STATE OF COLORADO FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING INVOLVING A CLAIM, DISPUTE OR CONTROVERSY WITH RESPECT TO THIS AGREEMENT NOT OTHERWISE SUBJECT TO BINDING ARBITRATION AS SET FORTH UNDER SECTION 7.11 OF THIS AGREEMENT.

7.4        Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

7.5        Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

7.6        Entire Agreement.  This Agreement contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which is not embodied herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

7.7        Amendments. This Agreement may be modified or amended only by an Agreement in writing signed by the Company and Consultants.

7.8        Waiver. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

7.9        Authority. Each party hereto represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

7.10      Compliance with Laws and Policies. Consultants agree that they will at all times comply strictly with all applicable laws and all current and future policies of the Company.

7.11       Arbitration. Any dispute or controversy arising under or in connection with this Agreement, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall, upon the written demand of either party served upon the other party, be submitted to arbitration. Such arbitration shall be held in the City of Denver, State of Colorado, and conducted in accordance with the Rules of the American Arbitration Association.

7.12     Purchases of goods from the Company by the Consultants. During the Engagement Period, Consultants shall be entitled to purchase any Products sold by the Company at the Company's cost, provided such purchases are for the private use of the Consultant.

7.13     Training. Consultant, Lindsay Schmitt and or Cody Schmitt agree to work for the Company and help train an employee in the operation of the business for a minimum of 30 days. The Employment is to be on a part time basis at a cost of $14 per hour. The employment may be terminated by either party.

IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

GROWGENERATION CORP.

By:	/s/ Darren Lampert
Name:	Darren Lampert
Title:	CEO

CONSULTANT

By:	/s/ Cody Schmitt
Name:	Cody Schmitt

CONSULTANT

By:	/s/ Lindsay Schmitt
Name:	Lindsay Schmitt